Exhibit 99.1

Southwest Georgia Financial Corporation
201 First Street S.E.
Moultrie, GA 31768
PH: (229) 985-1120
FX: (229) 985-0251
News Release For Immediate Release

Southwest Georgia Financial Corporation Announces Location Change of Special Meeting of Shareholders To Be Held On March 27, 2020

MOULTRIE, Ga., Mar. 24, 2020 – Southwest Georgia Financial Corporation (NYSE American: SGB) (“SGB”) today announced notice of a change in location of its Special Meeting of Shareholders to be held on Friday, March 27, 2020 at 10:00 a.m. Eastern Time (the “Special Meeting”). In light of public health concerns regarding the coronavirus, or COVID-19, and the restriction of public gatherings of 10 or more people in Georgia, the Special Meeting has been changed to be held in a virtual meeting format only. The purpose of the Special Meeting is to consider and vote on certain proposals relating to the previously announced Agreement and Plan of Merger, dated as of December 18, 2019, by and between SGB and The First Bancshares, Inc. (Nasdaq: FBMS) (“First Bancshares”), pursuant to which SGB will merge with and into First Bancshares (the “Merger”), with First Bancshares as the surviving company.

Shareholders as of the close of business on February 12, 2020, which is the record date for the Special Meeting, can attend the virtual meeting via http://www.viewproxy.com/SouthwestGeorgiaFinancial/2020SM/. Further information regarding the change of location of the Special Meeting can be found in the Notice of Change of Location of Special Meeting of Shareholders filed by SGB with the Securities and Exchange Commission on March 24, 2020.

As described in the proxy statement/prospectus for the Special Meeting previously distributed, SGB shareholders are entitled to participate in and vote at the Special Meeting if they were a shareholder of record as of the close of business on February 12, 2020, or hold an appropriate legal proxy for the meeting provided by their broker, bank or other nominee. Whether or not a shareholder plans to attend the Special Meeting by virtual means, SGB urges its shareholders to vote and submit their proxy in advance of the Special Meeting by one of the methods described in the proxy statement/prospectus. The proxy card included with the proxy statement/prospectus previously distributed will not be updated to reflect the information provided above and may continue to be used to vote each shareholder’s shares in connection with the Special Meeting. If SGB shareholders have previously submitted a proxy using one of the methods described in the proxy statement/prospectus and proxy card, their vote will be counted and they do not need to submit a new proxy or vote at the Special Meeting, although SGB shareholders may change or revoke their vote by attending the Special Meeting and voting virtually or by one of the other methods described in the proxy statement/prospectus.

SGB shareholders who have questions about the proxy statement/prospectus or voting their shares should contact Alliance Advisors, which is assisting with the solicitation of proxies, at 800-574-6108.

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Southwest Georgia Financial Corporation Announces Location Change of Special Meeting of Shareholders To Be Held On March 27, 2020

March 24, 2020

About Southwest Georgia Financial Corporation
Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $548 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County and branch offices located in Baker County, Worth County, Lowndes County and Tift County. In addition to conventional banking services, SGB provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. SGB routinely posts news and other important information on its website at: www.sgb.bank.

Additional Information about the Merger and Where to Find It
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed Merger, First Bancshares has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register the shares of First Bancshares’s capital stock to be issued in connection with the merger, as amended on February 18, 2020. The registration statement was declared effective by the SEC February 19, 2020. The registration statement includes a proxy statement/prospectus. SGB commenced mailing the definitive proxy statement to shareholders on or about February 21, 2020. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST BANCSHARES, SGB AND THE PROPOSED MERGER. The proxy statement/prospectus has been sent to the shareholders of SGB seeking the required shareholder approval. Investors and security holders are able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, as well as other documents filed with the SEC by First Bancshares and SGB through the web site maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, as well as other documents filed with the SEC by First Bancshares and SGB through the website maintained by the SEC at www.sec.gov. Documents filed with the SEC by First Bancshares will also be available free of charge by accessing First Bancshares’s website at https://www.thefirstbank.com/ under the menu item “Investor Relations”, then under the heading “Documents” and then under the heading “SEC Filings”. Documents filed with the SEC by SGB will also be available free of charge by accessing SGB’s website at https://www.sgb.bank/ under the heading “Investor Relations”.

Participants in the Transaction
SGB, First Bancshares and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SGB in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about First Bancshares and its directors and officers may be found in the definitive proxy statement of First Bancshares relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 3, 2019. Additional information about SGB and its directors and officers may be found in the definitive proxy statement of SGB relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 18, 2019. The definitive proxy statement can be obtained free of charge from the sources described above.

Contacts

SGB: T. Garrett Westbrook, CPA	Investor Relations: Deborah K. Pawlowski
Vice President and Controller	Kei Advisors LLC
Phone: (229) 873-3832	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

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